UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): April 23, 2014

Great Lakes Dredge & Dock Corporation

(Exact name of Registrant as specified in its charter)

Delaware	001-33225	20-5336063
(State or other jurisdiction of Incorporation or Organization)	(Commission File Number)	(I.R.S. Employer Identification No.)

2122 York Road

Oak Brook, Illinois 60523

(Address of Principal Executive Offices)

(630) 574-3000

(Registrant’s telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01.	Entry into a Material Definitive Agreement.

On April 24, 2014, Great Lakes Dredge & Dock Corporation (the “Company”) announced that it completed the sale (the “Sale”) of NASDI, LLC (“NASDI”) and Yankee Environmental Services, LLC (“Yankee”, and together with NASDI, the “Divested Entities”), which together comprise the Company’s historical demolition business, to a privately owned demolition company (the “Buyer”) for $5.3 million plus retention of certain assets and preclosing liabilities (the “Sale”), as further described in the press release referenced in Item 8.01 of this Current Report on Form 8-K. In connection with the Sale, the Company entered into certain arrangements regarding its financing instruments, as described below.

Second Rider to Zurich Bonding Agreement and Guarantee of Transferred Bonds

On April 23, 2014, the Company, certain of its subsidiaries and Zurich American Insurance Company (“Zurich”) entered into a Second Rider (the “Second Rider”) to the Company’s Agreement of Indemnity, dated as of September 7, 2011, by and among the Company, certain of its subsidiaries, including the Divested Entities, as “Contractors” and/or “Indemnitors”, and Zurich, as amended (the “Zurich Bonding Agreement”). Under the Second Rider, Zurich consented to the Sale and agreed, among other things, to release and discharge the Divested Entities from their obligations under the Zurich Bonding Agreement, and release the Transferred Bonds from under the Zurich Bonding Agreement. As a condition to Zurich’s consent and agreement to release, the Second Rider required (i) the Buyer and the Divested Entities to enter into a General Indemnity Agreement in favor of Zurich with respect to the performance bonds (the “Transferred Bonds”) issued by Zurich for the benefit of the Divested Entities for existing projects that were transferred with the Divested Entities as part of the Sale (the “Divested Entity Bonding Agreement”) and (ii) the Company to:

•	enter into a Guarantee and Indemnity Agreement with respect to NASDI/Yankee Transferred Bonds in favor of Zurich (the “Zurich Guarantee”) pursuant to which the Company agreed to guarantee the obligations of the Divested Entities under, and indemnify and hold Zurich harmless against any losses and liabilities incurred by it in respect of, the Transferred Bonds up to an aggregate amount of $25,000,000;

•	enter into a Letter of Credit Agreement with Zurich (the “Letter of Credit Agreement”, and together with the Second Rider and the Zurich Guarantee, the “Zurich Agreements”) providing for the issuance to Zurich of a letter of credit by the Company in the original face amount of $20,000,000 (the “Letter of Credit”) to secure the obligations of (i) the Company under the Zurich Bonding Agreement with respect to the bonds issued thereunder and under the Zurich Guarantee with respect to the Transferred Bonds and (ii) the Divested Entities under the Divested Entity Bonding Agreement with respect to the Transferred Bonds; and

•	issue the Letter of Credit to Zurich.

Amendment No. 4 to Credit Agreement and Fifth Amendment to International Letter of Credit Facility

On April 23, 2014, in connection with the Zurich Agreements and the issuance of the Letter of Credit, the Company entered into:

•	Amendment No. 4 to its senior revolving credit facility, dated as of June 4, 2012, with Wells Fargo Bank, National Association, as Administrative Agent, and the other lender parties thereto, as amended (the “Credit Agreement”), which amended the Credit Agreement to permit the entrance into the Zurich Guarantee by the Company and to exclude the Zurich Guarantee and the Letter of Credit from the calculation of the Company’s financial covenants thereunder related to total consolidated indebtedness and total leverage ratio; and

•	a Fifth Amendment to its International Letter of Credit Agreement, dated as of September 29, 2006, by and among the Company, Great Lakes Dredge & Dock Company, LLC and Wells Fargo Bank, National Association, as successor by merger to Wells Fargo HSBC Trade Bank, as amended (the “International Letter of Credit Facility”), which amended the International Letter of Credit Facility to exclude the Zurich Guarantee and the Letter of Credit from the calculation of the Company’s financial covenants thereunder related to total consolidated indebtedness and total leverage ratio.

Item 2.03.	Creation of a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement of a Registrant.

The information included in Item 1.01 of this Current Report on Form 8-K is incorporated herein by reference.

Item 8.01.	Other Events.

On April 24, 2014, the Company issued a press release announcing the completion of the Sale. A copy of the press release is furnished as Exhibit 99.1 and incorporated herein by reference.

Item 9.01.	Financial Statements and Exhibits.

(d) Exhibits

The following exhibits are furnished herewith:

99.1	Press Release of the Company announcing the completion of the Sale dated April 24, 2014.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

GREAT LAKES DREDGE & DOCK CORPORATION

Date: April 24, 2014	/s/ Katherine M. Hayes
Interim Chief Financial Officer

EXHIBIT INDEX

Exhibit Number	Exhibit Description

99.1	Press Release of the Company announcing the completion of the Sale dated April 24, 2014.